REVISED SCHEDULE A

To the PARTICIPATION AGREEMENT made the 28th  day of August, 2007, by and among Allianz Variable Insurance Products Fund of Funds Trust, Allianz Life Insurance Company of New York, and Allianz Life Financial Services, LLC.
Funds available under the contracts

AZL Fusion Balanced Fund
AZL Fusion Conservative Fund
AZL Fusion Growth Fund
AZL Fusion Moderate Fund
AZL Balanced Index Strategy Fund
AZL Growth Index Strategy Fund
AZL MVP Balanced Index Strategy Fund
AZL MVP BlackRock Global Allocation Fund
AZL MVP Fusion Balanced Fund
AZL MVP Fusion Moderate Fund
AZL MVP Growth Index Strategy Fund
AZL MVP Invesco Equity and Income Fund
Separate Account Utilizing the Funds

Allianz Life Variable Account C
Contracts Funded by the Separate Account

Allianz Advantage New York
Allianz Charter II New York
Allianz Connections New York
Allianz High Five New York
Allianz Opportunity New York
Allianz Retirement Pro New York
Allianz Vision New York

Acknowledged:

    Allianz Variable Insurance Products Fund                   Allianz Life Insurance Company of New York
    of Funds Trust

    By:    /s/ Brian Muench                                                    By:   /s/ Brian Muench___________________
Name:  Brian J. Muench                                                   Name:  Brian J. Muench
    Title:    President                                                               Title: Vice President, Investments

    Allianz Life Financial Services, LLC

    By:    /s/ Robert DeChellis
    Name:  Robert DeChellis
    Title:    President & Chief Executive Officer

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Effective Date:  1/23/2012